EXHIBIT 99

*PRESS RELEASE*


Contact:
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Marty R. Lindon
Indian Village Bancorp, Inc.
President and Chief Executive Officer
(740) 254-4313

                  INDIAN VILLAGE BANCORP, INC. FILES FORM 15 TO
               DEREGISTER WITH SECURITIES AND EXCHANGE COMMISSION

         Gnadenhutten, Ohio, December 30, 2003 - Indian Village Bancorp, Inc. (OTC BB: IDVB.OB) announced today the filing of a Form 15 with the Securities and Exchange Commission (the "SEC"). The Form 15 filing will terminate registration of the Company's common stock under the Securities and Exchange Act of 1934 (the "Exchange Act").

         Effective with the filing of the Form 15, the Company will no longer file with the SEC certain reports and forms, including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K. When the SEC deems the Form 15 effective, expected within 90 days after filing, the Company will no longer file proxy statements with the SEC. In addition, the Company's common stock will no longer be eligible for quotation on the OTC Bulletin Board, but will be eligible for quotation on the "Pink Sheets."

         The Company is terminating registration to reduce corporate costs associated with being a "reporting company" under the Exchange Act. After careful consideration, the Company's board of directors concluded that the advantages to the Company of being a reporting company do not offset the costs and administrative burdens associated with the SEC's ongoing reporting requirements. In addition, the Company's common stock has been extremely thinly-traded.

         Indian Village Bancorp, Inc. is the holding company for Indian Village Community Bank, which operates from its main office in Gnadenhutten and a branch office in New Philadelphia.